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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-576, No. 333-578, No. 333-580 and No. 333-582)
of Allmerica Financial Corporation of our report dated February 3, 1997, except as to Notes 1 and 2, which are as of February 19, 1997, appearing in the Allmerica Financial Corporation 1996 Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which also appears in this Form 10-K.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Boston, Massachusetts
March 17, 1997


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